                                                                     Exhibit 1.1

                   FIRST PENN-PACIFIC LIFE INSURANCE COMPANY
                         BOARD OF DIRECTORS RESOLUTION

                               FEBRUARY 22, 2000

                  AMENDED AND RESTATED RESOLUTION ESTABLISHING
                  SEPARATE ACCOUNT FOR VARIABLE LIFE INSURANCE

                   FIRST PENN - PACIFIC LIFE INSURANCE COMPANY

                    -----------------------------------------


RESOLVED: That pursuant to the provision of Sections 27-1-5-1 through 27-1-5-3 of the Indiana Code, and any regulations promulgated thereunder by the Indiana Commissioner of Insurance, the Board of Directors of First Penn-Pacific Life Insurance Company (the "Company") does hereby establish a separate account to be known as "First Penn-Pacific Variable Life Insurance Separate Account" for the purpose of allocating thereto any amounts paid to or held by the Company in connection with the issuance of variable life insurance policies (the "Policies"), including but not limited to, amounts held under optional settlement modes;

FURTHER RESOLVED: That the President, any Senior Vice President, any Vice President and the Treasurer, or any of them, (herein "Officers") be, and they each hereby are, severally authorized and directed, in conjunction with the Company's independent certified public accountants, legal counsel, independent consultants and/or such others as they may deem appropriate, to take such actions as they deem necessary or appropriate to:

      (1) Receive approval of the operation of First Penn-Pacific Variable Life Insurance Separate Account by the Indiana Commissioner of Insurance;

      (2) Register First Penn-Pacific Variable Life Insurance Separate Account as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act");

      (3) Register the Policies and such amounts, which may be indefinite amounts, as the Officers shall from time to time deem appropriate under the Securities Act of 1933, as amended (the "1933 Act");

      (4) Register any investment company(s) in whose securities First Penn-Pacific Variable Life Insurance Separate Account will invest under the 1940 Act;

      (5) Comply with the 1933 Act, the Securities Exchange Act of 1934, the 1940 Act and all other applicable federal laws and regulations in connection with the offering of the Policies for sale and the operation of First Penn-Pacific Variable Life Insurance Separate Account, including the submission of requests for "no-action" letters, the filing of any registration statements, amendments to registration statements, notification of registration statements, any undertakings, and any applications for exemptions; and

      (6) Offer and sell the Policies, including making any registrations, filings and qualifications of the Company, its officers, agents and employees, First Penn-Pacific Variable Life Insurance Separate Account, and of the Policies, under the insurance and securities laws of any state or any other jurisdiction, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, irrevocable written consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further actions, such as appointing appropriate persons as agents as may be required by state insurance and securities laws, which the Officers or legal counsel may deem necessary or appropriate to maintain such registrations, filings, or qualifications for as long as the Officers or legal counsel deem it to be in the best interest of First Penn-Pacific Variable Life Insurance Separate Account and the Company;

FURTHER RESOLVED: That the Officers be, and they each hereby are, severally authorized and directed to take such actions as they deem necessary or appropriate in accordance with applicable laws and regulations to:

      (1) Divide First Penn-Pacific Variable Life Insurance Separate Account into one or more divisions or subdivisions,

      (2) Modify, consolidate, or eliminate any such divisions or subdivisions,

      (3) Change the designation of First Penn-Pacific Variable Life Insurance Separate Account to another designation, and

      (4)   Designate any further divisions or subdivisions thereof;

FURTHER RESOLVED: That First Penn-Pacific Variable Life Insurance Separate Account shall be divided into divisions and subdivisions so that each division or subdivision may invest in the units or shares of designated investment companies or series and classes thereof ("Permissible Investments") with the net payments received under the Policies as directed by the owners of the Policies;

FURTHER RESOLVED: That amounts allocated to First Penn-Pacific Variable Life Insurance Separate Account and any accumulations thereon, or to any division of First Penn-Pacific Variable Life Insurance Separate Account, may be invested or reinvested in Permissible Investments without regard to any requirements or limitations prescribed by the laws of the State of Indiana governing the investments of life insurance companies; provided, that except with the approval of the Indiana Commissioner, no reserves for:

      (a)   benefits guaranteed as to amount and duration; and

      (b)   funds guaranteed as to principal amounts or stated rate of interest shall be maintained in First Penn-Pacific Variable Life Insurance Separate Account;

FURTHER RESOLVED: That the Officers be, and they each hereby are, severally authorized and directed to take such actions as they deem necessary or appropriate in accordance with applicable laws and regulations to facilitate the commencement and continued operation of First Penn-Pacific Variable Life Insurance Separate Account, including but not limited to investing cash in First Penn-Pacific Variable Life Insurance Separate Account or in any division thereof in compliance with applicable tax laws, and transferring cash or securities from time to time between the general account of the Company and First Penn-Pacific Variable Life Insurance Separate Account so long as such transfers are consistent with the terms of the Policies;

FURTHER RESOLVED: That the Officers be, and they each hereby are, severally authorized and directed to execute such agreement or agreements as they deem necessary or appropriate:

      (1) With any investment company registered under the 1940 Act in whose First Penn-Pacific Variable Life Insurance Separate Account will invest;

      (2) With First Penn-Pacific Securities, Inc. or any other qualified entity, under which First Penn-Pacific Securities, Inc. or such other entity will be appointed principal underwriter and distributor for the Policies; and

      (3) With one or more qualified banks or other qualified entities including the Company or any of its affiliates to provide administrative and/or custodial service in connection with the establishment and maintenance of First Penn-Pacific Variable Life Insurance Separate Account and the design, issuance and administration of the Policies;

FURTHER RESOLVED: That the income, gains and losses, whether realized or not, from assets allocated to First Penn-Pacific Variable Life Insurance Separate Account or any division or subdivision thereof, are in accordance with the issuance of any Policy, credited to or charged against First Penn-Pacific Variable Life Insurance Separate Account or such division or subdivision without regard to other income, gains or losses of the Company, or any other division or subdivision of such Separate Account, and, to the extent permitted by law, are not subject to the general claims of creditors, including under circumstances of insolvency or rehabilitation;

FURTHER RESOLVED: That the President of the Company, any Senior Vice President of the Company, and any Vice President of the Company are duly appointed as agents for service of process under registration statements on applications and are duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto and exercise any powers given to such agents by the rules and regulations under the 1933 Act and applicable state law;

FURTHER RESOLVED: That any form of corporate resolution required by any state or other jurisdiction in connection with any filing, registration, or approval as contemplated in these resolutions is hereby adopted and the Officers be, and they each hereby are, severally authorized and directed to certify to the adoption thereof by this Board;

FURTHER RESOLVED: That the Officers be, and they each hereby are, severally authorized and directed to establish such procedures as they deem necessary or appropriate in accordance with applicable laws or regulations for providing to the extent provided by law a pass-through of voting rights for owners of the Policies with respect to the shares of an investment company or companies, attributable to them, owned by First Penn-Pacific Variable Life Insurance Separate Account;

FURTHER RESOLVED: That the following general Standard of Suitability, which expresses the policy of the Company with respect to determining the suitability for applicants be adopted: No recommendations shall be made to a potential applicant to purchase a Policy and no Policy shall be issued in the absence of reasonable grounds to believe that the purchase of same is not unsuitable for such applicant on the basis of information furnished after reasonable inquiry of such applicant concerning the applicant's insurance and investment objective, financial situation and needs, and any other information known to the Company or to the sales representative making the recommendations;

FURTHER RESOLVED: That the following binding Standards of Conduct applicable to the Company, its officers, directors, employees, and affiliates ("Persons") with respect to the purchase and sale of investments of First Penn-Pacific Variable Life Insurance Separate Account be adopted:

      (1) No Person shall engage in any action or activity which the Person has reason to believe could in any way conflict with First Penn-Pacific Variable Life Insurance Separate Account's interest;

      (2) No Person, directly or indirectly, shall, in connection with any transaction, (1) employ any device, scheme or artifice to defraud First Penn-Pacific Variable Life Insurance Separate Account, (2) make to First Penn-Pacific Variable Life Insurance Separate Account any untrue statement of a material fact or omit to state to First Penn-Pacific Variable Life Insurance Separate Account a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; (3) engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon First Penn-Pacific Variable Life Insurance Separate Account, or (4) engage in any manipulative practice with respect to First Penn-Pacific Variable Life Insurance Separate Account;

      (3) No Person shall accept, directly or indirectly, any gift, favor, service, or anything of value from any broker, dealer or other person which could be construed as being compensation for causing First Penn-Pacific Variable Life Insurance Separate Account to engage in any transaction with such broker, dealer or other person; and

      (4) Each Person shall keep confidential all information regarding past or future transactions, investment programs and studies of First Penn-Pacific Variable Life Insurance Separate Account, except as may be required by applicable law or as approved by the Board of Directors of the Company;

FURTHER RESOLVED: That the Officers be, and they each hereby are, severally authorized and directed to take such actions as they deem necessary or appropriate, including executing and delivering such agreements and other documents, to carry out and enforce the foregoing resolutions and Standards, and the intent and purposes thereof.